SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 11, 2004

Date of Report (Date of earliest event reported)

WEBMD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)

(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX

     All statements contained in this Current Report on Form 8-K, other than statements of historical fact, are forward-looking statements, including those regarding WebMD’s guidance on future financial results and other projections or measures of future performance of WebMD; the amount and timing of the benefits expected from strategic initiatives and acquisitions or from deployment of new or updated technologies, products, services or applications; and other potential sources of additional revenue. These statements are based on WebMD’s current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of WebMD’s products and services; operational difficulties relating to combining acquired companies and businesses; WebMD’s ability to form and maintain mutually beneficial relationships with customers and strategic partners; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries, including matters relating to the manner and timing of implementation of the Health Insurance Portability and Accountability Act of 1996 (HIPAA) and the healthcare industry’s responses; and the ability of WebMD to attract and retain qualified personnel. Further information about these matters can be found in WebMD’s other Securities and Exchange Commission filings. WebMD expressly disclaims any intent or obligation to update these forward-looking statements.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On August 11, 2004, WebMD Corporation completed the previously announced acquisition of VIPS, Inc. (“ViPS”), a privately held provider of information technology, decision support solutions and consulting services to government, Blue Cross Blue Shield (BCBS) and commercial healthcare payers. ViPS develops and provides a full range of solutions for systems support, claims processing, provider-performance measurement, quality improvement, fraud prevention, disease management and predictive modeling.

     Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) among ViPS, WebMD Corporation, Envoy Corporation and Valor, Inc., dated as of July 9, 2004, the acquisition was completed when Valor, Inc., which was owned by Envoy Corporation (a subsidiary of WebMD), was merged with and into ViPS, making ViPS an indirect wholly-owned subsidiary of WebMD.

     In the merger, the existing shares of common stock of ViPS were converted into the right to receive a pro rata portion of the aggregate purchase price, after deductions for amounts paid to holders of preferred stock and outstanding debt, certain costs of the transaction, and certain other payments, all as provided in the Merger Agreement. The base purchase price of $160 million was adjusted to $168 million based on pre-closing estimates of customary post-closing purchase price adjustments. The actual amount of the adjustments will be determined, in accordance with the provisions of the Merger Agreement, beginning 60 days after the closing. A portion of the purchase price was placed into escrow at the closing.

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     The Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. This summary of the provisions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement.

     The terms of the Merger Agreement were determined on the basis of arms-length negotiations. Prior to the execution of the Merger Agreement, there was no material relationship between ViPS and the Registrant, any affiliate of the Registrant, or any director or officer of the Registrant, and, to the knowledge of the Registrant, there was no material relationship between ViPS and any associate of any director or officer of the Registrant.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of the Business Acquired.

     To be filed by amendment. Pursuant to Item 7(a)(4) of Form 8-K, the Registrant hereby undertakes to file such information within 60 days of the date that this Form 8-K was required to be filed with the SEC.

(b)	Pro Forma Financial Information.

     To be filed by amendment. Pursuant to Item 7(a)(4) of Form 8-K, the Registrant hereby undertakes to file such information within 60 days of the date that this Form 8-K was required to be filed with the SEC.

(c)	Exhibits.

     The following exhibits are filed or furnished herewith:

2.1*	Agreement and Plan of Merger, dated as of July 9, 2004, by and among VIPS, Inc., WebMD Corporation, Envoy Corporation and Valor, Inc. (incorporated by reference to Exhibit 2.1 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

*	The exhibits and schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish copies of any of the exhibits and schedules to the SEC upon request.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, WebMD Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD CORPORATION

Dated: August 19, 2004	By:	/s/ Lewis H. Leicher

Lewis H. Leicher Senior Vice President

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EXHIBIT INDEX

Exhibit
Number	Description
2.1*	Agreement and Plan of Merger, dated as of July 9, 2004, by and among VIPS, Inc., WebMD Corporation, Envoy Corporation and Valor, Inc. (incorporated by reference to Exhibit 2.1 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

*	The exhibits and schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish copies of any of the exhibits and schedules to the SEC upon request.

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